UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                               ☐

Item 1.01           Entry into a Material Definitive Agreement.

On January 16, 2018, Hovnanian Enterprises, Inc. (the “Company”) announced that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) to the indenture governing K. Hovnanian’s 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) and 10.500% Senior Secured Notes due 2024 (the “2024 Notes,” each of the 2022 Notes and 2024 Notes, a “Series” of Notes, and collectively, the “Notes”) with respect to the 2024 Notes from holders of the 2024 Notes in connection with K. Hovnanian’s previously announced solicitation of consents with respect thereto (the “Consent Solicitation”), which expired with respect to the 2024 Notes at 5:00 p.m., New York City time, on January 12, 2018 (the “Expiration Date”). The Consent Solicitations are made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated December 28, 2017 (the “Consent Solicitation Statement”).

Following the receipt of the requisite consents with respect to the 2024 Notes, on January 16, 2018, K. Hovnanian, the Company, as guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (in both such capacities, the “Trustee”), executed the Second Supplemental Indenture, dated as of January 16, 2018 (the “Supplemental Indenture”), to the indenture governing the Notes, dated as of July 27, 2017 (as then supplemented, amended or otherwise modified, the “Indenture”), among K. Hovnanian, the Company, as guarantor, the other guarantors party thereto and the Trustee, giving effect to the Proposed Amendments solely with respect to the 2024 Notes. The Supplemental Indenture with respect to the 2024 Notes eliminates the restrictions on K. Hovnanian’s ability to purchase, repurchase, redeem, acquire or retire for value K. Hovnanian’s 7.000% Senior Notes due 2019 and 8.000% Senior Notes due 2019 and refinancing or replacement indebtedness in respect thereof contained in the Indenture. The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Item 3.03.           Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 with respect to the Supplemental Indenture is hereby incorporated by reference into this Item 3.03.

Item 8.01.           Other Events.

The Company also announced that K. Hovnanian has modified the terms of the Consent Solicitation with respect to the 2022 Notes, as set forth in a Supplement to the Consent Solicitation Statement, dated January 16, 2018 (the “Supplement”), to (i) extend the expiration date to 5:00 p.m., New York City time, on January 22, 2018 (such date and time, as the same may be extended or earlier terminated, the “2022 Notes Expiration Date”) and (ii) increase the consent consideration payable to holders of 2022 Notes to $5.00 per $1,000 principal amount of 2022 Notes for which consents have been validly delivered (and not validly revoked) prior to the 2022 Notes Expiration Date. The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in the Consent Solicitation Statement.

A copy of the press release announcing the expiration of the Consent Solicitation and receipt of the requisite consents to the Proposed Amendments with respect to the 2024 Notes and the modification of the terms of the Consent Solicitation with respect to the 2022 Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit 4.1

Second Supplemental Indenture, dated as of January 16, 2018, relating to the 10.500% Senior Secured Notes due 2024, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

Exhibit 99.1	Press Release, issued January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/	Michael Discafani
	Name:	Michael Discafani
	Title:	Vice President, Corporate Counsel and Secretary

Date: January 16, 2018

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